EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2022, with respect to the consolidated financial statements of Kimmeridge Mineral Fund, LP incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

June 10, 2022

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.